UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective August 28, 2015, Nathaniel Bradley, has resigned from his position on the Board of Directors as well as Chief Innovation Officer and Treasurer of the Company. Mr. Bradley’s resignation as Chief Innovation Officer and Treasurer of the Company and a member of the Company’s Board of Directors was not predicated on any disagreements or objections as to anything relating to the Company’s operations, policies or practices.

Effective August 28, 2015, Donald Weinstein, who fulfilled the role as interim Chief Financial Officer of the Company under contract with Randstad Professionals US, LP, d/b/a Tatum, stepped down as Chief Financial Officer and will remain available on an hourly contract basis to assist with the future financial reporting of the Company.

Item 8.01	Other Events

On September 1, 2015, the Company issued a press release with respect to the management changes detailed in Item 5.02.

Item 9.01	Exhibits

Exhibit 99.1 Press Release dated September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2015	AUDIOEYE, INC.

	By:	/s/ SEAN BRADLEY
Sean Bradley, President

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated September 1, 2015.